EXHIBIT 10.131
                     ABC FUND, INC. ASSIGNMENT OF DEBENTURE

                         ASSIGNMENT OF CONVERSION RIGHTS

     The undersigned ABC FUND, INC. ("Assignor"), in consideration of the sum of Ten and 00/100 ($10.00) Dollars (the "Purchase Price"), does hereby assign unto TUDOR TECHNOLOGIES, INC., a British Virgin Islands corporation ("Assignee") all of the Assignor's right, title and interest in and to its right to purchase up to an aggregate of twenty-five (25%) percent of the outstanding shares of the common stock of Toys International, Inc. ("Toys"), a wholly-owned subsidiary of Play Co. Toys & Entertainment Corp. ("Play Co.") all as more fully set forth in a certain Letter Agreement dated June 30, 1998 between Assignor and Play Co. (the "Right").

     Assignor represents and warrants that:

     Assignor further represents and warrants that it is duly authorized and empowered to execute and perform this Agreement. Assignor represents and warrants that Assignor has not previously assigned, sold or pledged the Right to any third party, in whole or in part, that Assignor owns and has title to the Right free of any and all liens, security interests or encumbrances of any kind or nature whatsoever.

     Assignor hereby irrevocably appoints Assignee as its true and lawful attorney and authorizes Assignee to act in Assignor's stead, to demand, sue for, compromise and recover, with respect to the Right, all sums due or certificates to be issued. Assignor grants unto Assignee full authority to do all things necessary to enforce the Right and its rights thereunder pursuant to this Assignment. Assignor agrees that the powers granted by this paragraph are discretionary in nature and the Assignee may exercise or decline to exercise such powers at Assignee's sole option. Assignor agrees to take such further action, at its own expense, as may be necessary or desirable to effect this Assignment to Assignee including, without limitation, the execution of appropriate transfer powers, corporate resolutions and consents. Assignor further grants to Assignee the right as its attorney-in-fact to do, sign or perform all of the foregoing.

     This Assignment by Assignor to Assignee is without recourse. Assignee acknowledges that except as set forth neither the Assignor nor any agent or representative of Assignor has made any representation whatsoever to Assignee regarding the condition of Play Co. or any other matter. Assignee acknowledges that it has made its own analysis and decision to enter into this Assignment.

     The terms of this Assignment shall be binding upon, and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns. Assignor hereby acknowledges that Assignee may at any time re-assign the Right, together with all right, title and interest of Assignee in and to this Assignment, without further consent of Assignor. All representations and warranties made herein shall survive the execution and delivery of this Assignment and any such re-assignment.

     This Assignment shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned have duly executed this Assignment by their duly authorized representatives on the 15th day of September, 1998.
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
ASSIGNOR:                                                     ASSIGNEE:

ABC FUND, INC.                                                TUDOR TECHNOLOGIES, INC.



By:                                                           By:
Title:                                                        Title:
Address:                                                      Address:

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